UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 14, 2023
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of principal executive offices, including zip code)

(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AMKR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 14, 2023 the Compensation Committee of Amkor Technology, Inc. (the “Company”) approved an award of performance-vesting restricted stock units (“PSUs”) and time-vesting restricted stock unit awards (“RSUs”) under the Company’s 2021 Equity Incentive Plan (as amended, the “Plan”), which were granted on December 14, 2023 to certain individuals as follows:

Recipient	PSU Amount	Number of PSUs	RSU Amount	Number of RSUs
Guillaume Marie Jean Rutten President and Chief Executive Officer	$3,550,000	106,638	$1,460,000	43,857
Megan Faust EVP, Chief Financial Officer and Treasurer	$600,000	18,023	N/A	N/A
Mark Rogers EVP, General Counsel and Corporate Secretary	$275,000	8,260	N/A	N/A
Farshad Haghighi EVP, Chief Sales Officer	$275,000	8,260	N/A	N/A

The PSUs and RSUs each represent unfunded promises by the Company to issue, when the relevant award conditions are met, one share of Common Stock for each unit (or alternatively, at the Company’s election, to pay to the grantee the Fair Market Value (as defined in the Plan) at such time of one share of Common Stock for each unit). The PSUs and RSUs are subject to the terms of award agreements (the “PSU Award Agreements” and “RSU Award Agreement,” respectively) and the Plan.

Under the PSU Award Agreement, the number of restricted stock units which the recipient ultimately receives will be determined based on the achievement of either of two Performance Goals (as defined in the PSU Award Agreement) during a performance period beginning on December 14, 2023 and ending on December 31, 2024. Except as indicated below, receipt is subject to the recipient’s continued employment through the time of determination. The PSUs will vest in part (on a prorated basis) in the event of the recipient’s death, disability or retirement, and in the event of a Change of Control (as defined in the PSU Award Agreements) will vest at 100%, in each case in accordance with the terms of the PSU Award Agreement. In addition, Mr. Rutten’s PSUs will vest at 100% in the event of his termination by the Company without Cause (as defined in the Plan).

Under the RSU Award Agreement, the RSUs granted will vest in full on July 1, 2024. Except as indicated below, vesting is subject to the recipient’s continued employment with the Company at the time of vesting. The RSUs will also vest in full upon the recipient’s death or disability, as well as if the recipient is terminated without cause within twenty-four (24) months following a Change of Control (as defined in the RSU Award Agreement), and will vest in part (on a pro rata basis) in the event of the recipient’s retirement. In addition, the RSUs will vest at 100% in the event that Mr. Rutten is terminated by the Company without Cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMKOR TECHNOLOGY, INC.
By:	/s/ Mark N. Rogers
Mark N. Rogers
Executive Vice President, General Counsel and Corporate Secretary

Date: December 18, 2023